As filed with the Securities and Exchange Commission on August 10, 2018.

Registration Statement No. 333-225677

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Navios Maritime Containers L.P.*

(Exact name of registrant as specified in its charter)

*

The registrant is currently a private company named Navios Maritime Containers Inc. incorporated under the Republic of the Marshall Islands and will be converted into a limited partnership named Navios Maritime Containers L.P. organized under the laws of the Republic of the Marshall Islands in connection with the offering described in this registration statement.

Republic of the Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7 Avenue de Grande Bretagne, Office 11B2

Monte Carlo, MC 98000 Monaco

(011) +(377) 9798-2140

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

111 8th Avenue

New York, New York 10011

(212) 894-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Stuart H. Gelfond

John M. Bibona

Joshua Wechsler

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000 (telephone number)

(212) 859-4000 (facsimile number)

Stelios G. Saffos Peter J. Sluka Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200 (telephone number) (212) 751-4864 (facsimile number)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.  ☒

If an emerging growth company that prepares financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common units representing limited partner interests	$100,000,000	$12,450

(1)	Includes common units issuable upon exercise of the underwriters’ option.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form F-1 is being filed for the sole purpose of filing additional exhibits to the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. No changes are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 6, 7 or 9 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Section 9 of the Republic of the Marshall Islands Revised Partnership Act provides as follows:

Indemnification. Subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

The section of the prospectus entitled “The Partnership Agreement—Indemnification” discloses that we will generally indemnify our directors and officers and the other affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to the Underwriting Agreement filed as Exhibit 1.1 to this registration statement in which Navios Holdings and certain of the Navios entities will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments that may be required to be made in respect of these liabilities.

Item 7. Recent Sales of Unregistered Securities.

Since our formation on April 28, 2017, we have made the following sales of unregistered securities:

On June 8, 2017, Navios Maritime Containers Inc. (“NMCI”) issued an aggregate of 10,057,645 shares to 19 investors, including Navios Maritime Partners L.P. (“Navios Partners”) and Navios Maritime Holdings Inc. (“Navios Holdings”), which also received warrants, with a five-year term, for 6.8% and 1.7%, respectively, of the first $125 million of NMCI equity (excluding shares issued to Navios Partners and Navios Holdings).

On August 29, 2017, NMCI issued an aggregate of 10,000,000 shares to 24 investors, including Navios Partners.

On November 9, 2017, NMCI issued an aggregate of 9,090,909 shares to 20 investors, including Navios Partners.

On March 13, 2018, NMCI issued an aggregate of 5,454,546 shares to 20 investors, including Navios Partners and Navios Holdings.

The issuances of the securities in the transactions described above were deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance upon Section 4(a)(2) of the Securities Act and/or Regulation S promulgated thereunder. The securities were issued directly by Navios Maritime Containers Inc. and did not involve a public offering or general solicitation. The recipients of such securities represented their intentions to acquire the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof.

There have been no other sales of unregistered securities since March 13, 2018.

Item 8. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1**	Form of Amended and Restated Plan of Conversion of Navios Maritime Containers Inc.

Exhibit Number	Description

2.2**	Form of Certificate of Conversion of Navios Maritime Containers Inc.

3.1**	Form of Certificate of Limited Partnership of Navios Maritime Containers L.P.

3.2**	Form of Agreement of Limited Partnership of Navios Maritime Containers L.P.

3.3**	Certificate of Formation of Navios Maritime Containers Inc.

5.1**	Form of Opinion of Reeder & Simpson, P.C. as to the legality of the securities being registered.

8.1**	Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP relating to certain tax matters.

10.1**	Supplemental Agreement, dated June 30, 2017, to Facility Agreement, dated May 30, 2008, giving effect to Amended and Restated Facility Agreement, dated June 30, 2017, among Olympia II Navigation Limited, Sui An Navigation Limited, Pingel Navigation Limited, Ebba Navigation Limited, Clan Navigation Limited and ABN AMRO BANK N.V.

10.1.1**	Supplemental Agreement, dated July 27, 2017, to the Amended and Restated Facility Agreement, dated June 30, 2017, among Olympia II Navigation Limited, Sui An Navigation Limited, Pingel Navigation Limited, Ebba Navigation Limited, Clan Navigation Limited and ABN AMRO BANK N.V.

10.1.2**	Supplemental Agreement, dated December 1, 2017, to the Amended and Restated Facility Agreement, dated June 30, 2017, among Olympia II Navigation Limited, Sui An Navigation Limited, Pingel Navigation Limited, Ebba Navigation Limited, Clan Navigation Limited and ABN AMRO BANK N.V.

10.1.3**	Supplemental Agreement, dated June 29, 2018, to the Amended and Restated Facility Agreement, dated June 30, 2017, among Olympia II Navigation Limited, Sui An Navigation Limited, Pingel Navigation Limited, Ebba Navigation Limited, Clan Navigation Limited and ABN AMRO BANK N.V.

10.2**	Facility Agreement, dated July 27, 2017, between Navios Maritime Containers Inc. and ABN AMRO BANK N.V.

10.2.1**	Supplemental Agreement, dated December 1, 2017, to the Facility Agreement, dated July 27, 2017, between Navios Maritime Containers Inc. and ABN AMRO BANK N.V.

10.2.2**	Supplemental Agreement, dated June 29, 2018, to the Facility Agreement, dated July 27, 2017, between Navios Maritime Containers Inc. and ABN AMRO BANK N.V.

10.3**	Loan Agreement, dated December 20, 2017, among Theros Ventures Limited, Legato Shipholding Inc., Peran Maritime Inc., Zoner Shiptrade S.A. and BNP Paribas.

10.4**	Loan Agreement, dated May 25, 2018, among Nefeli Navigation S.A., the banks and financial institutions listed therein and BNP Paribas.

10.5**	Loan Agreement, dated June 28, 2018, among Fairy Shipping Corporation, Limestone Shipping Corporation, the banks and financial institutions listed therein and HSH Nordbank AG.

10.6**	Omnibus Agreement, dated June 7, 2017, among Navios Maritime Containers Inc., Navios Acquisition, Navios Holdings, Navios Partners, Navios Midstream and Navios Partners Containers Finance Inc.

10.7**	Management Agreement, dated June 7, 2017, between Navios Maritime Containers Inc. and Navios Shipmanagement Inc.

10.7.1**	Amendment No. 1 to Management Agreement, dated November 23, 2017, between Navios Maritime Containers Inc. and Navios Shipmanagement Inc.

Exhibit Number	Description

10.7.2**	Amendment No. 2 to Management Agreement, dated April 23, 2018, between Navios Maritime Containers Inc. and Navios Shipmanagement Inc.

10.7.3**	Amendment No. 3 to Management Agreement, dated June 1, 2018, between Navios Maritime Containers Inc. and Navios Shipmanagement Inc.

10.8**	Administrative Services Agreement, dated June 7, 2017, between Navios Maritime Containers Inc. and Navios Shipmanagement Inc.

10.9**	Share Purchase Agreement, dated June 11, 2018, between Navios Maritime Partners L.P. and Navios Maritime Containers Inc.

10.10.1**	Bareboat Charters and Memoranda of Agreement by and between Ocean Dazzle Shipping Limited, wholly owned subsidiary of Minsheng Financial Leasing Co. Ltd., and Jasmer Shipholding Ltd, Inastros Maritime Corp., Jaspero Shiptrade S.A., Thetida Marine Co., Evian Shiptrade Ltd and Anthimar Marine Inc., dated May 25, 2018, providing for the sale and leaseback of the APL Atlanta, APL Denver, APL Los Angeles, APL Oakland, Navios Amaranth and Navios Amarillo, respectively.

10.10.2	Bareboat Charters and Memoranda of Agreement by and between Ocean Dawn Shipping Limited, wholly owned subsidiary of Minsheng Financial Leasing Co. Ltd., and Sui An Navigation Limited, Pingel Navigation Limited, Ebba Navigation Limited, Clan Navigation Limited, Olympia II Navigation Limited and Enplo Shipping Limited, dated May 25, 2018, providing for the sale and leaseback of the MOL Dedication, MOL Delight, MOL Destiny, MOL Devotion, Navios Domino (ex MOL Dominance) and Navios Verde, respectively.

10.10.3	Bareboat Charters and Memoranda of Agreement by and between Ocean Wood Tang Shipping Limited, wholly owned subsidiary of Minsheng Financial Leasing Co. Ltd., and Bertyl Ventures Co., Isolde Shipping Inc., Rodman Maritime Corp., Silvanus Marine Company, Morven Chartering Inc. and Velour Management Corp., dated May 25, 2018, providing for the sale and leaseback of the Navios Azure, Navios Indigo, Navios Spring, Navios Summer, Navios Verano and Navios Vermillion, respectively.

21.1**	List of Subsidiaries of Navios Maritime Containers L.P.

23.1**	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A.

23.2**	Consent of Drewry Shipping Consultants Ltd.

23.3**	Consent of Reeder & Simpson, P.C. (contained in Exhibit 5.1)

23.4**	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in Exhibit 8.1)

24.1**	Power of Attorney (listed on signature page to the registration statement)

99.1**	Consent of person about to become director.

99.2**	Consent of person about to become director.

*	To be provided by amendment
**	Previously filed.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned Registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1**	Form of Amended and Restated Plan of Conversion of Navios Maritime Containers Inc.

2.2**	Form of Certificate of Conversion of Navios Maritime Containers Inc.

3.1**	Form of Certificate of Limited Partnership of Navios Maritime Containers L.P.

3.2**	Form of Agreement of Limited Partnership of Navios Maritime Containers L.P.

3.3**	Certificate of Formation of Navios Maritime Containers Inc.

5.1**	Form of Opinion of Reeder & Simpson, P.C. as to the legality of the securities being registered.

8.1**	Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP relating to certain tax matters.

10.1**	Supplemental Agreement, dated June 30, 2017, to Facility Agreement, dated May 30, 2008, giving effect to Amended and Restated Facility Agreement, dated June 30, 2017, among Olympia II Navigation Limited, Sui An Navigation Limited, Pingel Navigation Limited, Ebba Navigation Limited, Clan Navigation Limited and ABN AMRO BANK N.V.

10.1.1**	Supplemental Agreement, dated July 27, 2017, to the Amended and Restated Facility Agreement, dated June 30, 2017, among Olympia II Navigation Limited, Sui An Navigation Limited, Pingel Navigation Limited, Ebba Navigation Limited, Clan Navigation Limited and ABN AMRO BANK N.V.

10.1.2**	Supplemental Agreement, dated December 1, 2017, to the Amended and Restated Facility Agreement, dated June 30, 2017, among Olympia II Navigation Limited, Sui An Navigation Limited, Pingel Navigation Limited, Ebba Navigation Limited, Clan Navigation Limited and ABN AMRO BANK N.V.

10.1.3**	Supplemental Agreement, dated June 29, 2018, to the Amended and Restated Facility Agreement, dated June 30, 2017, among Olympia II Navigation Limited, Sui An Navigation Limited, Pingel Navigation Limited, Ebba Navigation Limited, Clan Navigation Limited and ABN AMRO BANK N.V.

10.2**	Facility Agreement, dated July 27, 2017, between Navios Maritime Containers Inc. and ABN AMRO BANK N.V.

10.2.1**	Supplemental Agreement, dated December 1, 2017, to the Facility Agreement, dated July 27, 2017, between Navios Maritime Containers Inc. and ABN AMRO BANK N.V.

10.2.2**	Supplemental Agreement, dated June 29, 2018, to the Facility Agreement, dated July 27, 2017, between Navios Maritime Containers Inc. and ABN AMRO BANK N.V.

10.3**	Loan Agreement, dated December 20, 2017, among Theros Ventures Limited, Legato Shipholding Inc., Peran Maritime Inc., Zoner Shiptrade S.A. and BNP Paribas.

10.4**	Loan Agreement, dated May 25, 2018, among Nefeli Navigation S.A., the banks and financial institutions listed therein and BNP Paribas.

10.5**	Loan Agreement, dated June 28, 2018, among Fairy Shipping Corporation, Limestone Shipping Corporation, the banks and financial institutions listed therein and HSH Nordbank AG.

10.6**	Omnibus Agreement, dated June 7, 2017, among Navios Maritime Containers Inc., Navios Acquisition, Navios Holdings, Navios Partners, Navios Midstream and Navios Partners Containers Finance Inc.

Exhibit Number	Description

10.7**	Management Agreement, dated June 7, 2017, between Navios Maritime Containers Inc. and Navios Shipmanagement Inc.

10.7.1**	Amendment No. 1 to Management Agreement, dated November 23, 2017, between Navios Maritime Containers Inc. and Navios Shipmanagement Inc.

10.7.2**	Amendment No. 2 to Management Agreement, dated April 23, 2018, between Navios Maritime Containers Inc. and Navios Shipmanagement Inc.

10.7.3**	Amendment No. 3 to Management Agreement, dated June 1, 2018, between Navios Maritime Containers Inc. and Navios Shipmanagement Inc.

10.8**	Administrative Services Agreement, dated June 7, 2017, between Navios Maritime Containers Inc. and Navios Shipmanagement Inc.

10.9**	Share Purchase Agreement, dated June 11, 2018, between Navios Maritime Partners L.P. and Navios Maritime Containers Inc.

10.10.1**	Bareboat Charters and Memoranda of Agreement by and between Ocean Dazzle Shipping Limited, wholly owned subsidiary of Minsheng Financial Leasing Co. Ltd., and Jasmer Shipholding Ltd, Inastros Maritime Corp., Jaspero Shiptrade S.A., Thetida Marine Co., Evian Shiptrade Ltd and Anthimar Marine Inc., dated May 25, 2018, providing for the sale and leaseback of the APL Atlanta, APL Denver, APL Los Angeles, APL Oakland, Navios Amaranth and Navios Amarillo, respectively.

10.10.2	Bareboat Charters and Memoranda of Agreement by and between Ocean Dawn Shipping Limited, wholly owned subsidiary of Minsheng Financial Leasing Co. Ltd., and Sui An Navigation Limited, Pingel Navigation Limited, Ebba Navigation Limited, Clan Navigation Limited, Olympia II Navigation Limited and Enplo Shipping Limited, dated May 25, 2018, providing for the sale and leaseback of the MOL Dedication, MOL Delight, MOL Destiny, MOL Devotion, Navios Domino (ex MOL Dominance) and Navios Verde, respectively.

10.10.3	Bareboat Charters and Memoranda of Agreement by and between Ocean Wood Tang Shipping Limited, wholly owned subsidiary of Minsheng Financial Leasing Co. Ltd., and Bertyl Ventures Co., Isolde Shipping Inc., Rodman Maritime Corp., Silvanus Marine Company, Morven Chartering Inc. and Velour Management Corp., dated May 25, 2018, providing for the sale and leaseback of the Navios Azure, Navios Indigo, Navios Spring, Navios Summer, Navios Verano and Navios Vermillion, respectively.

21.1**	List of Subsidiaries of Navios Maritime Containers L.P.

23.1**	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A.

23.2**	Consent of Drewry Shipping Consultants Ltd.

23.3**	Consent of Reeder & Simpson, P.C. (contained in Exhibit 5.1)

23.4**	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in Exhibit 8.1)

24.1**	Power of Attorney (listed on signature page to the registration statement)

99.1**	Consent of person about to become director.

99.2**	Consent of person about to become director.

*	To be provided by amendment
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement (No. 333-225677) on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monte Carlo, Country of Monaco on the 10th day of August, 2018.

NAVIOS MARITIME CONTAINERS INC.

By:	/s/ Angeliki Frangou
	Name:	Angeliki Frangou
	Title:	Chairman, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement (No. 333-225677) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Angeliki Frangou Angeliki Frangou	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2018

/s/ Chris Christopoulos Chris Christopoulos	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 10, 2018

* Vasiliki Papaefthymiou	Secretary	August 10, 2018

* John Halvatzis	Director	August 10, 2018

* Konstantinos Maratos	Director	August 10, 2018

* Ted C. Petrone	Director	August 10, 2018

* Ifigeneia Tzavela	Director	August 10, 2018

* By:	/s/ Angeliki Frangou Angeliki Frangou Attorney-in-Fact